EXHIBIT 4.1
NUMBER                                       SHARES

BANNER HOLDING CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT ____________________________ IS THE REGISTERED HOLDER OF ___________________________ SHARES

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED

THIS ______________ DAY                       OF ___________________ A.D. 19__

__________________________                       ____________________
       SECRETARY                                       PRESIDENT